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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion by reference in the Registration Statement (Form S-3) and related prospectus of SoftNet Systems, Inc. for the registration of 3,450,000 shares of its common stock of our review report dated March 28, 1996, with respect to the financial statements of Intelligent Communications, Inc., included in SoftNet's Form 8-K/A filed with the Securities and Exchange Commission on March 12, 1999.

                                          /s/ SARAH A. TULL, CPA

March 16, 1999
Palo Alto, California